Presidents Plaza, Building One, 196 Van Buren Street, Suite 300, Herndon, VA 20170

Contacts:	Richard Ramlall, SVP Strategic and External Affairs, RCN, 703-434-8430 Carolyn Capaccio, Lippert/Heilshorn & Associates, 212-838-3777

RCN Reports Fourth Quarter 2004 Results

Fourth Quarter Adjusted EBITDA Increases to $18.5 Million

Herndon, VA, May 12, 2005 - RCN Corporation (NASDAQ: RCNI), a leading provider of total communications service, today announced its results for the fourth quarter and full year 2004.

RCN’s reported results of operations are not comparable with its historic results for a number of reasons. As a result of RCN’s recent emergence from bankruptcy reorganization proceedings, RCN’s results for 2004 are comprised of the results of operations during the bankruptcy reorganization (“Predecessor”) and a separate 11-day reporting period representing the period from December 21, 2004, the day on which RCN emerged from bankruptcy reorganization proceedings, through December 31, 2004 (“Successor”). In addition, RCN has adopted “fresh start” accounting as a result of its emergence form bankruptcy reorganization. In accordance with applicable accounting rules, the “reorganization value” of RCN has been allocated among its assets and liabilities based on fair value estimates. Finally, as a result of the acquisition on December 21, 2004 of the remaining 50% interest in Starpower not previously owned by RCN, the Successor results for the 11-day stub period also reflect the consolidation of Starpower’s results for that period. The Predecessor results reflect the results of operations of Starpower on the equity method. For purposes of the fourth quarter and full year 2004 results, RCN has combined the results of operations of the Predecessor and the Successor to enhance comparability with prior periods. See “Comparability of Financial Results,” below.

Fourth quarter Predecessor/Successor revenue was $122.9 million versus fourth quarter 2003 Predecessor revenue of $137.8 million. Fourth quarter 2004 Adjusted EBITDA (defined as earnings before interest, taxes, depreciation and amortization, as well as certain non-cash stock based compensation expense) increased to $18.6 million from $4.2 million in the fourth quarter of 2003. Adjusted EBITDA is a non-GAAP measure. See “Non-GAAP Measures” below for a discussion of our use of Adjusted EBITDA and page 7 for a reconciliation of Adjusted EBITDA to operating loss. Net loss from continuing operations for fourth quarter 2004 Predecessor/Successor was $1.2 billion versus fourth quarter 2003 Predecessor net loss from continuing operations of $250.0 million. This increase is primarily driven by gains resulting from fresh-start accounting.

James Mooney, Chairman of RCN’s board of directors, stated, “RCN has emerged from bankruptcy with a strengthened balance sheet, a new management team, and with its competitive differentiators, including a unique, high-quality proposition, intact. RCN’s growth strategy is designed to leverage these advantages, including a world class network, strong brand positioning, and a focused distribution capability, to drive increased franchise market penetration and service bundle rate. In addition to our efforts focused on residential customers, RCN possesses a large untapped opportunity for commercial sector growth that we are actively pursuing. RCN possesses the financial flexibility to support these efforts and to create an investable business model. Lastly, RCN also enjoys an attractive portfolio of assets, including our investment in Megacable, which offers opportunity to generate strong returns through either organic growth or rationalization. The entire RCN team is motivated and ready to execute. Additionally, we thank our new stockholders for their support through our restructuring and their belief in our vision.”

Financial Review

Fourth Quarter Results

•	Fourth quarter 2004 total revenue was $122.9 million versus $137.8 million in the prior year’s quarter, which includes a one-time benefit of $21.1 million in the fourth quarter of 2003 resulting from a favorable RBOC settlement relating to reciprocal compensation.

•	Video revenues increased 6.5% to $55.9 million from $52.5 million in the prior year’s quarter primarily due to increased demand and average revenue per unit, which increased to $52.21 from $49.09.

•	Data services revenue increased 4.9% to $27.7 million from $26.4 million in the prior year’s quarter as connection growth continued for cable modem services. Data connections, including Starpower on a consolidated basis, reaching 222,000, up from 197,000 in the fourth quarter 2003.

•	Voice service revenue decreased 5.2% to $34.8 million from $36.7 million in the prior year’s quarter primarily due to reductions in prices that reduced average revenue per unit, to $43.90 from $47.74 in the 2003 period.

•	The Adjusted EBITDA increase of $14.3 million included one-time SG&A benefits. On a normalized basis, Adjusted EBITDA increased $8.5 million driven by normalized revenue growth and cost and expense reductions.

Peter Aquino, President and Chief Executive Officer of RCN, stated, “RCN’s fourth quarter and 2004 results reflect our success in streamlining operations during and after the bankruptcy and our increased share of bundled customers. Excluding the one-time RBOC settlement in 2003, revenues were up 5% for the fourth quarter and 5% for the year, reflecting growth in both video and data revenues. We significantly increased our operating leverage through cost and expense reduction, driving a substantial increase in Adjusted EBITDA and contributing to an increase in free cash flow for the year. With an achievable plan in place to improve operational efficiencies and to profitably rationalize our asset portfolio, RCN is well positioned for earnings and cash flow growth.”

Full Year 2004 Results

2004 Predecessor/Successor revenue was $486.8 million versus 2003 Predecessor revenue of $484.9 million. Revenue for 2003 includes a one-time benefit of $21.1 million resulting from a favorable RBOC settlement relating to reciprocal compensation. Loss from continuing operations before reorganization items and income taxes for full year 2004 Predecessor/Successor was $264.1 million versus $486.9 million for the Predecessor. Adjusted EBITDA for the full year 2004 was $62 million versus Predecessor Adjusted EBITDA of $2.4 million.

2005 Strategy and Outlook

RCN’s 2005 strategy is based upon the following main elements:

•	Optimizing returns on core asset base by making operational improvements, reducing RCN’s ongoing cost run rate, and lowering customer acquisition costs

•	Rationalizing RCN’s asset portfolio by seeking to selectively dispose of assets that either do not fit RCN’s core criteria, or that offer a stronger return through sale and resource redeployment

•	Forming strategic partnerships to extend RCN’s product offerings and leverage the RCN brand into adjacent service areas that utilize RCN’s network and offer revenue and profit potential in line with established hurdles

•	Developing and enhancing RCN’s core franchise portfolio to increase both residential and commercial customer penetration rates in addressable markets by: developing RCN’s untapped commercial expansion opportunities; selectively expanding RCN’s footprint; upgrading and intensifying our sales efforts; and conducting high-efficiency marketing campaigns that focus in key customer segments

Based upon this strategy, RCN’s outlook for 2005 is as follows (please see full 2005 Outlook included in tables below):

•	Estimated 2005 revenue of approximately $555 million to $565 million versus a normalized 2004 run rate, including full year results for Starpower, of $559 million. The 2005 estimate assumes a loss of revenues associated with the disposal of certain non-core assets, and a reduction in customer count related to these sales.

•	Estimated 2005 Adjusted EBITDA of approximately $70 million to $80 million versus a normalized 2004 run rate, including full year results for Starpower, of $65 million.

•	Estimated 2005 operating cash flow (defined as Adjusted EBITDA less capital expenditures) of approximately $(10) million to $5 million. This projection does not include any assumption of cash proceeds received from the disposal of non-core assets.

Non-GAAP Measures

In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, in this press release, the Company presents Adjusted EBITDA which is a non-GAAP measure. Adjusted EBITDA is determined by taking operating loss and adjusting for depreciation and amortization, non-cash stock-based compensation and impairments and other charges. The Company believes that this non-GAAP measure, viewed in addition to and not in lieu of the Company’s reported GAAP results, provides useful information to investors because it is an integral part of the Company’s internal evaluation of operating performance. In addition, Adjusted EBITDA is one of the measures RCN uses to evaluate management’s effectiveness. A reconciliation schedule to the comparable GAAP measure is available on page 7. The non-GAAP measure presented may not be comparable to similarly titled measures presented by other companies.

Fourth Quarter Conference Call

Management will conduct a conference call to discuss fourth quarter results and its strategic outlook today at 10:00 a.m. Eastern time. Please be sure to dial into the call 10 to 15 minutes before start time. The dial in number for the call is 706-634-2478, conference ID: 5739247. The call is also being webcast with an accompanying slide presentation, which can be accessed at http://www.rcn.com/company/investor.php. If you are accessing the call via webcast, please log on sufficiently in advance to complete the registration process and download any necessary software prior to the start of the call.

A replay of this conference call will be available from 1 p.m. until 11:59 p.m., Eastern time, on May 19, 2005. The dial in number for the replay is 706-645-9291. The webcast and slides will also be archived on RCN’s web site.

About RCN Corporation

RCN Corporation, http://www.rcn.com, is one of the largest facilities-based competitive providers of bundled phone, cable and high-speed Internet services delivered over its own fiber-optic local network to consumers in the most densely populated markets in the U.S. RCN provides service in the Boston, New York, Eastern Pennsylvania, Washington, D.C., Chicago, San Francisco and Los Angeles metropolitan markets.

RCN Forward-Looking Statements

This press release contains forward-looking statements regarding future events and future performance of RCN that involve risks and uncertainties that could materially affect actual results. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of RCN’s Securities and Exchange Commission filings. For a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release, refer to documents that RCN files from time to time with the Securities and Exchange Commission. RCN disclaims any obligation to update any of the forward looking statements contained herein.

(Tables follow)

RCN Corporation

Selected Financial Highlights for the Periods Indicated

for Successor/Predecessor versus Predecessor1

(Dollars in thousands except per share amounts)

	Three Months Ended		Year Ended
	December 31, 2004	December 31, 2003	December 31, 2004	December 31, 2003
Revenue	$122,932	$137,807	$486,831	$484,854
Direct Cost	39,172	41,928	170,093	165,219
Gross Margin	83,760	95,879	316,738	319,635
Gross Margin %	68.1%	69.6%	65.1%	65.9%

SG&A	65,236	91,672	254,662	317,192
SG&A %	53.1%	66.5%	52.3%	65.4%

Adjusted EBITDA	18,524	4,207	62,075	2,443
Adjusted EBITDA %	15.1%	3.1%	12.8%	0.5%

CAPEX	20,023	17,231	55,618	68,600

Adjusted EBITDA less Capex	(1,499)	(13,024)	6,457	(66,157)

Net Income (Loss) from Continuing Operations Before Restructuring Items and Taxes	$1,204,378	$(294,482)	$(264,069)	$(488,217)

[1]	2004 results are comprised of Predecessor operations during bankruptcy reorganization and an 11-day stub period representing the combination of Successor operations post-reorganization and 100% ownership in RCN’s Starpower subsidiary. As a result, prior period financials are not comparable.

RCN Corporation

Reconciliation of Non-GAAP Information

(Dollars in thousands except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2004	2003	2004	2003
Operating loss	$(28,978)	$(176,718)	$(171,616)	$(366,757)

Depreciation and Amortization	52,847	48,910	236,952	197,267

Non-cash stock-based compensation	712	(3,278)	4,414	4,692

Impairments and other charges, net	(5,986)	135,293	(7,674)	167,241

Adjusted EBITDA	$18,595	$4,207	$62,076	$2,443

The Company believes Adjusted EBITDA, a non-GAAP measure, when viewed in addition to and not in lieu of the Company’s reported GAAP results, provides useful information to investors because it is an integral part of the Company’s internal evaluation of operating performance. In addition, Adjusted EBITDA is one of the measures RCN uses to evaluate management’s effectiveness.

RCN Corporation

Selected Operating Metrics

(Excludes Discontinued Operations)

	Q4 2004	Q4 2003	FY 2004	FY 2003
Revenues (Consolidated):-[1]
Voice	$34,807	$36,725	$141,475	$146,265
Video	55,887	52,461	220,158	201,845
Data	27,718	26,435	105,919	95,068
Other	3,050	10	12,521	5,913
Reciprocal Compensation	1,469	22,177	6,758	35,763
Total	$122,931	$137,808	$486,830	$484,854

RGUs: [2]
Voice	280,116	278,021
Video	382,713	390,290
Cable Modem	222,402	196,797
Total RGUs	885,231	865,108

Number of Customers[2]	425,192	436,668	425,192	436,668

Average Revenue Per Customer[2]	$97.18	$93.13	$95.67	$88.76

Average Services Per Customer[2]	2.54	2.37	2.47	2.30

Average Revenue Per Unit[2]
Voice	$43.50	$46.79	$44.64	$47.52
Video	$53.07	$50.33	$52.63	$49.27
Cable Modem	$38.78	$39.42	$38.28	$38.12

Bundle Percentage at Period End:
Number of Bundles	238,490	179,773

Number of Customers	425,192	388,225

% Customers in Bundles	56.1%	46.3%

[1]	Predecessor/Successor combined including Starpower in Successor Stub, therefore, prior periods are not comparable.

[2]	Includes Starpower for all periods.

RCN Corporation

2005 Outlook

(Dollars in millions)

	2004 Actual 10K GAAP	Starpower Adjustments (A)	2004 with Starpower Adj. (B)	2005 Range
Revenue	$487	$75	$562	$555-$565

EBITDA	$62	$14	$76	$70-$80

Capital Expenditures	$56	$6	$62	$75-$80

Operating Cash Flow	$6	$8	$14	$(10)-$5

Customers	425,192	—	425,192	410,000-420,000

Notes:

A.	RCN purchased the remaining 50% interest in Starpower on December 21, 2004. 2004 has been adjusted as though Starpower was owned for the entire year.

B.	2004 EBITDA includes one-time benefits of approximately $12.5 million [$10.5 million for litigation expenses, ($7.8) for rent expense, $7.3 million for incentive compensation and severance and $2.5 million for direct costs.]

RCN Corporation and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands, Except Share and Per Share Data)

	December 31,
	Successor 2004	Predecessor 2003
ASSETS
Current Assets:
Cash and temporary cash investments	$54,351	$18,395
Short-term investments	109,613	—
Accounts receivable from related parties	—	13,329
Accounts receivable, net of reserve for doubtful accounts of $4,568 and $5,923	52,618	45,378
Unbilled revenues	792	1,105
Interest and dividends receivable	755	1,170
Prepayments and other current assets	22,373	33,064
Short-term restricted investments	1,525	134,205
Current assets of discontinued operations	—	2,375

Total current assets	242,027	249,021
Property, plant and equipment, net of accumulated depreciation of $4,605 and $900,458	793,691	908,009
Investments in joint ventures	178,000	202,095
Intangible assets, net of accumulated amortization of $613 and $18,266	141,786	1,503
Goodwill, net	—	6,130
Long-term restricted investments	25,063	100,000
Deferred charges and other assets	19,943	34,430
Noncurrent assets of discontinued operations	—	28,168

Total assets	$1,400,510	$1,529,356

RCN CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS—(Continued)

(Dollars in Thousands, Except Share and Per Share Data)

	December 31,
	Successor 2004	Predecessor 2003
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Current maturities of capital lease obligations	$558	$11,083
Current maturities of long-term debt	3,300	1,643,502
Accounts payable	29,763	22,697
Accounts payable to related parties	—	3,715
Advance billings and customer deposits	37,082	26,906
Accrued expenses	35,661	42,377
Accrued interest	837	37,235
Accrued cost of sales	32,301	32,019
Accrued exit costs	669	38,095
Accrued employee compensation and related expenses	14,704	28,556
Deferred reorganization costs	21,644	—
Deferred income taxes	—	18
Current liabilities of discontinued operations	1,082	3,330

Total current liabilities	177,601	1,889,533

Long-term debt	489,710	—
Other deferred credits	28,277	6,398

Total liabilities	695,588	1,895,931

RCN CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEETS—(Continued)

(Dollars in Thousands, Except Share and Per Share Data)

Commitments and contingencies
Predecessor Preferred stock, Series A, convertible, par value $1 per share, 708,000 shares authorized and 347,213 shares issued and outstanding	—	340,293
Predecessor Preferred stock, Series B, convertible, par value $1 per share, 2,681,931 shares authorized and 1,201,228 shares issued and outstanding	—	1,432,017
Stockholders’ equity (deficit):
Predecessor Preferred stock, par value $1 per share, 21,610,069 authorized, none issued and outstanding	—	—
Predecessor Class A Common stock, par value $1 per share, 500,000,000 shares authorized and 112,151,560 issued and 110,835,000 shares outstanding	—	112,152
Successor Common stock, par value $.01 per share, 100,000,000 shares authorized, 31,919,044 issued and outstanding	319	—
Predecessor Class B Common stock, par value $1 per share, 400,000,000 shares authorized and 11,424,810 issued and outstanding	—	11,425
Committed common stock, par value $.01, 4,101,806 shares committed	41	—
Committed capital in excess of par	131,355	—
Additional paid-in-capital	576,895	2,150,418
Accumulated deficit	(3,688)	(4,388,478)
Unearned compensation expense	—	(342)
Cumulative translation adjustments	—	(13,990)
Unrealized appreciation on investments	—	240
Predecessor Treasury stock, none and 1,316,560 shares at cost	—	(10,310)

Total stockholders’ equity (deficit)	704,922	(2,138,885)

Total liabilities and stockholders’ equity	$1,400,510	$1,529,356

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